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                                                                Exhibit 5.1


                         Krugman, Chapnick & Grimshaw
                           Park 80 West - Plaza Two
                        Saddle Brook, New Jersey 07663


                                                        September 15, 1995


Insituform Technologies, Inc.
1770 Kirby Parkway, Suite 300
Memphis, Tennessee 38138


Dear Sirs:


        We have acted as counsel for Insituform Technologies, Inc., a Delaware corporation ( the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance of the shares of class A common stock, $.01 par value (the "ITI Common Stock"), of the Company in connection with the merger of the Company's wholly-owned subsidiary, ITI Acquisition Corp., a Delaware corporation ("ITI Sub"), into and with Insituform Mid-America, Inc., a Delaware corporation ("IMA"), pursuant to an Agreement and Plan of Merger dated as of May 23, 1995 (the "Merger Agreement") among the Company, ITI Sub and IMA and an Agreement of Merger attached as Exhibit A to the Merger Agreement (the "Plan of Merger").

        In connection with the Registration Statement, we have examined such documents and records and such questions of law as we have deemed necessary for the purposes of this opinion.

        Based on the foregoing, it is our opinion that when (a) the transactions contemplated by the Merger Agreement and the Plan of Merger have been duly consummated in accordance with the terms thereof (including, without limitation, the filing, in accordance with the General Corporation law of the State of Delaware (the "GCL"), of the certificate of amendment to the Company's certificate of incorporation contemplated under the Merger Agreement and the issuance and delivery of the ITI Common Stock to the stockholders of IMA), (b) the applicable provisions of the Act and such "blue sky laws" or other state or foreign jurisdiction securities laws as may be applicable shall have been complied with, and (c) the provisions of the GCL requiring the


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filing of a certificate of merger with respect to the Merger shall have been complied with, the ITI Class A Common Stock will be duly and validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement under the caption "Legal Matters".

                                        Very truly yours,

                                        /s/ Krugman, Chapnick, & Grimshaw